UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2014

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420146
(State or othis jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

(Address of Principal Executive Offices) (Zip code)

(8625) 5209-6875

 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2014, Beijing time, Mr. Changyu Qi, resigned as a director of Ever-Glory International Group, Inc (the “Company”, “we”, “us” or “our”). Mr. Qi was the Chairman of the Nominating and Governance Committee and a member of the Audit Committee and Compensation Committee. Mr. Qi’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On September 24, 2014, Beijing time, upon recommendation of the Nominating and Governance Committee, the Board of Directors elected Mr. Jianhua Wang to fill the vacancy resulting from the resignation of Mr. Qi. Mr. Wang was also named as the Chairman of the Nominating & Governance Committee and a member of the Audit Committee and Compensation Committee of the Board.

We entered into a letter agreement with Mr. Wang regarding the terms of his service as a director, which was included as Exhibit 10.1 to this Form 8-K. Under our agreement with Mr. Wang, he will be entitled to receive annual compensation of $5,000 for his services rendered pursuant to the agreement, in accordance with the compensation guidelines established by the Board for non-employee directors.  Mr. Wang’s annual compensation shall be paid in shares of the Company’s restricted common stock having the aggregate value equal to the Annual Compensation, as determined by the average per share closing prices of the Company’s common stock as quoted on the OTC Bulletin Board or a national exchange, as applicable. As an independent director, Mr. Wang will also be eligible for reimbursement of all travel and other reasonable expenses relating to his attendance of board meetings in person and performance of duties.

The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Except for the letter agreement between the Company and Mr. Wang which contains certain terms under which Mr. Wang will serve as a director, there is no arrangement or understanding between Mr. Wang and any other persons, pursuant to which Mr. Wang was selected as a director. There are no related party transactions involving Mr. Wang that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mr. Wang is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Wang’s election.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

10.1	Letter Agreement for appointment of Jianhua Wang dated September 24, 2014.

99.1	Press Release issued by Ever-Glory International Group Inc. dated September 25, 2014 entitled “Ever-Glory Announces Appointment of New Independent Director”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: September 25, 2014	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer